Exhibit 5.1


                       David  M.  Loev, Attorney  at  Law
                              2777  Allen  Parkway
                                   Suite  1000
                             Houston,  Texas  77019
                               713-524-4110  PHONE
                             713-524-4122  FACSIMILE


February  2, 2006

To  the  Board  of  Directors
Allmarine Consultants Corporation
8601  RR  2222,  Bldg.  1  Ste.  210
Austin,  Texas  78730

Re:  Form  SB-2  Registration  Statement

Gentlemen:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of Allmarine Consultants Corporation (the "Company") covered by a Form SB-2 Registration Statement, (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

1.   1,850,000  shares  of  common  stock,  $0.001  par  value  (the  "Shares").

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

Based on the foregoing, it is our opinion that the Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.


                                         Sincerely,
                                         David  M.  Loev


                               /s/  David  M.  Loev,  Attorney  at  Law

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